================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K
                                 Current Report

                            -----------------------

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported) October 24, 2002

                            -----------------------

                                GATX Corporation
             (Exact Name of Registrant as Specified in its Charter)

           New York                     1-2328                  36-1124040
(State or other jurisdiction       (Commission file          (I.R.S. employer
     of incorporation)                  number)           identification number)



                             500 West Monroe Street,
                          Chicago, Illinois 60661-3676
                    (Address of principal executive offices)

        Registrant's telephone number, including area code (312) 621-6200

ITEM 5.  OTHER EVENTS

ON OCTOBER 24, 2002, GATX CORPORATION ISSUED THE FOLLOWING PRESS RELEASE:

GATX CORPORATION REPORTS 2002 THIRD QUARTER RESULTS

         -   2002 third quarter net income totals $.39 per diluted share

         CHICAGO, October 24 - GATX Corporation (NYSE:GMT) today announced its 2002 third quarter results, reporting net income of $19.1 million or $.39 per diluted share compared to a net loss of $7.3 million or a loss of $.15 per diluted share in the prior year period. Income in the 2001 third quarter, excluding non-comparable items, was $18.8 million or $.38 per diluted share.

         For the nine-month period ending September 30, 2002, GATX reported net income of $29.7 million or $.61 per diluted share compared to net income of $185.0 million or $3.75 per diluted share in the prior year. Excluding non-comparable items in each period, income for the 2002 nine-month period was $58.4 million or $1.20 per diluted share compared to $100.3 million or $2.03 per diluted share in the prior year period.

         Non-comparable items as referenced in this press release include items such as gains on the sale of GATX Terminals-related assets in both periods; telecommunications-related charges and costs associated with the closing of a railcar repair facility in 2001; and charges related to goodwill impairment under SFAS 142 in 2002. As previously disclosed, in the 2002 second quarter GATX completed the first phase of a goodwill impairment test and determined that the carrying value of DEC, its railcar leasing unit based in Poland, was in excess of its fair value. GATX completed the transitional goodwill impairment test for DEC in the 2002 third quarter and as a result recorded a one-time, non-cash impairment charge totaling $35 million. The write-down of goodwill will be recognized as a cumulative effect of an accounting change as of January 1, 2002 and will be included as part of year-to-date results, without restating first or second quarter earnings.

         Ronald H. Zech, chairman and CEO of GATX, stated, "Current economic conditions continue to present GATX with operating challenges. Uncertainty around the current economic outlook is leading customers in our core markets to maintain a very conservative posture, thereby limiting new investment volume and placing lease rates on existing equipment under pressure. Our third quarter and year-to-date results reflect these conditions.

         "The underlying fundamentals in the rail business remain relatively unchanged from prior quarters. The absence of a material economic recovery is negatively impacting our customers, resulting in continued lease rate pressure and lower lease revenues. Our near-term focus in this environment is on maintaining utilization and achieving peak operational efficiency. Despite current conditions, there are some positive signs in the market: the number and quality of order inquiries at GATX has increased; railcar manufacturing backlogs have ticked upward; and interest in rail transactions in the secondary market has intensified. While these factors cannot temper the current revenue decline we are experiencing, they are positive long-term indicators. Consistent with these indications, GATX recently completed a multi-year new car order, capitalizing on attractive new car acquisition prices and ensuring that we will meet the needs of our customers.

         "Due to attention generated by the difficulties facing certain North American air carriers and the air industry in general, aircraft lessors have faced increased scrutiny regarding their portfolios. The quality of our portfolio is a positive differentiating factor for GATX and our air group continues to perform admirably. We have maintained utilization at or above pre-9/11 levels, all 2002 deliveries have been placed, and progress on the 2003 delivery schedule has been excellent. While no lessor is immune to developments affecting the air industry, we have proven that our portfolio is well-suited to meet these challenges.

         "Regarding operating efficiency, we have made progress on this front throughout the year. While reducing SG&A by over 20% on a year-to-date basis, we have also taken steps to ensure that we maintain our ability to capitalize on opportunities in our core markets when underlying conditions improve.

         "We remain focused on achieving our 2002 operating EPS guidance of $1.50-$1.70 per share, although reaching this target could prove difficult given current conditions. Continued economic uncertainty is having an impact on our customer base, and this will continue to present

GATX with operating challenges. In keeping with past practice, we currently expect to provide our 2003 outlook in conjunction with our 2002 year-end results. However, it appears that the conditions we currently face in our core markets will persist into 2003. We are closely analyzing and addressing each of the controllable variables in our business. However, a primary driver of our business is the economic environment, and the point at which a material recovery occurs in our core markets is difficult to predict at this time."

         Mr. Zech concluded, "Our focus today remains largely unchanged from recent quarters: by taking appropriate steps, we are positioning GATX for solid long-term results when the underlying conditions in our end markets improve. We have an excellent base of long-lived assets, leading market positions, and a commitment to customer service--all supported by the highest quality people. These core characteristics will not be altered by difficult or volatile market conditions, and they will enhance our performance in the future."

FINANCIAL SERVICES

         Financial Services reported third quarter net income of $12.2 million compared to a loss of $13.3 million in the prior year period. For the nine months ended September 30, Financial Services reported net income of $34.3 million compared to $10.9 million in the prior year period. Excluding non-comparable items from 2001 results, third quarter and year-to-date income was $12.8 million and $65.3 million, respectively.

         Investment volume in the third quarter totaled $197 million compared to $323 million in the prior year period. Year-to-date investment volume totaled $829 million compared to $1.1 billion in the prior year period. The 2002 year-to-date investment volume includes approximately $400 million of air investments, reflecting the Company's scheduled deliveries of new A320 and B737-800 aircraft. The second largest contributor to volume was the technology leasing business, with approximately $190 million year to date.

         Pre-tax spread at GATX Capital totaled $36 million in the third quarter compared to $31 million in the prior year period. Pre-tax spread in the prior year third quarter was negatively affected by $15 million of expense associated with impairments recorded within telecommunications affiliates. Annualized pre-tax spread in the 2002 third quarter was 5.0% of average investments, compared to the 3.8% in the prior year period and 5.5% in the 2002 second quarter. Compared to the 2002 second quarter, the pre-tax spread percentage reflects comparatively lower lease revenues on existing assets and the addition of new air assets at lower yields.

         Remarketing income, comprised of both gains on asset sales and residual sharing fees, was $10 million in the third quarter compared to $20 million in the prior year period. The 2002 third quarter gains were driven primarily by residual sharing fees generated on asset sales for third parties. Year to date, 2002 remarketing income totaled $36 million compared to $83 million in the prior year period. The 2001 gains were heavily weighted toward air and specialty portfolios.

GATX RAIL

         GATX Rail reported net income of $14.7 million in the 2002 third quarter compared to $13.1 million in the prior year period. For the nine-month period ending September 30, GATX Rail reported net income of $10.0 million compared to $22.0 million in the prior year period. Excluding non-comparable items in both periods, 2002 nine-month income was $44.9 million compared to $38.2 million in the prior year period.

         The primary drivers behind the year-over-year improvement in nine-month results were strong remarketing gains reported in the 2002 first quarter, a substantial reduction in SG&A expenditures, and a lower effective tax rate driven by certain tax-exempt income related to railcars on lease outside the U.S. These factors have served to more than offset lower utilization and lease rate pressure, both of which have resulted in declining lease revenue.

         Utilization of GATX Rail's North American fleet was 91% at the end of the third quarter, flat with the prior quarter and down from 92% in the prior year period. GATX Rail's North American fleet totaled 109,000 cars at the end of the third quarter, essentially flat with the end of the second quarter.

         The most recent report on North American manufacturing capacity utilization indicated that manufacturing plants are operating at 76% of capacity, flat with prior quarter and year ago levels.

Additionally, third quarter chemical railcar shipments were flat with the prior year period, and up slightly on a year-to-date basis. These data points reflect the absence of a material improvement in the manufacturing sector and highlight the continued softness in the rail sector.

CONSOLIDATED CREDIT STATISTICS

         The Company continues to maintain an overall loss allowance position at the high end of its stated target range of 4.0%-6.5%. At the end of the 2002 third quarter, the allowance for losses was 6.5% of reservable assets compared to 6.0% at the end of 2001 and 6.5% at the end of the second quarter.

         Net charge-offs and impairments totaled $18 million during the 2002 third quarter, or 1.0% of average total assets on an annualized basis. In the prior year period, net charge-offs and impairments totaled $64 million, or 3.4% of average total assets on an annualized basis. For the nine month period ending September 30, net charge-offs and impairments totaled $60 million (1.1%) compared to $139 million (2.4%) in the prior year period.

         Non-performing leases and loans at the end of the 2002 third quarter totaled $93 million or 3.3% of Financial Services' investments compared to $111 million (3.8%) at the end of the second quarter and $107 million (3.3%) in the prior year period. The decrease in non-performing leases and loans is driven by overall portfolio stability and a reduction in non-performing levels within the air portfolio.

COMPANY DESCRIPTION

         GATX Corporation (NYSE: GMT) is a specialized finance and leasing company combining asset knowledge and services, structuring expertise, partnering and risk capital to provide business solutions to customers and partners worldwide. GATX specializes in railcar and locomotive leasing, aircraft operating leasing, information technology leasing, venture finance and diversified finance.

TELECONFERENCE INFORMATION

GATX Corporation will host a teleconference to discuss third quarter results. Teleconference details are as follows:

                             Thursday, October 24th
                              11:00 AM EASTERN TIME
                        Domestic Dial-In: 1-800-230-1074
                        International Dial-In: 1-612-332-0226
                   Replay: 1-800-475-6701 / Access Code: 656126

Call in details and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.

UPDATE ON AIR PORTFOLIO
GATX Corporation has updated its Air portfolio presentation, and the slides are currently available at www.gatx.com or by calling the GATX Investor Relations Department.

FORWARD-LOOKING STATEMENTS
Certain statements within this document may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements are identified by words such as "anticipate," "believe," "estimate," "expects," "intend," "predict," or "project" and similar expressions. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Risks and uncertainties include, but are not limited to, general economic conditions; aircraft and railcar lease rate and utilization levels, conditions in the capital markets and the potential for a downgrade in our credit rating, either of which could have an effect on our borrowing costs or our ability to access the markets for commercial paper or secured and unsecured debt; dynamics affecting customers within the chemical, petroleum and food industries; unanticipated costs or issues arising from the Federal Railroad Administration's Railworthiness Directive HM-04 or subsequent regulatory rulings that impact the economic value of assets; competitors in the rail and air markets who may have access to capital at lower costs that GATX; additional potential write-downs and/or provisions within GATX's portfolio; impaired asset charges; and general market conditions in the rail, air, technology, venture, and other large-ticket industries.

FOR FURTHER INFORMATION CONTACT:
Robert C. Lyons
GATX Corporation
312-621-6633

Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.

                               --Tabular Follows--



(10/24/02)

                        GATX CORPORATION AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                      (IN MILLIONS, EXCEPT PER SHARE DATA)



                                                             THREE MONTHS ENDED         NINE MONTHS ENDED
                                                                SEPTEMBER 30               SEPTEMBER 30
                                                              ------------------      ---------------------
                                                               2002       2001          2002         2001
                                                              -------   --------      --------    ---------
GROSS INCOME
    Revenues                                                  $ 323.5    $ 363.9      $  957.8    $ 1,142.5
    Gain on extinguishment of debt                                1.4        -            15.9          -
    Share of affiliates' earnings                                17.9        4.9          57.7         34.0
                                                              -------   --------      --------    ---------
TOTAL GROSS INCOME                                              342.8      368.8       1,031.4      1,176.5

OWNERSHIP COSTS
    Depreciation and amortization                                91.0      102.9         276.0        315.0
    Interest, net                                                59.4       63.5         172.6        192.5
    Operating lease expense                                      47.6       51.8         140.0        148.5
                                                              -------   --------      --------    ---------
TOTAL OWNERSHIP COSTS                                           198.0      218.2         588.6        656.0

OTHER COSTS AND EXPENSES
    Operating expenses                                           62.5       54.5         167.2        178.6
    Selling, general and administrative                          47.4       55.1         141.0        178.7
    Provision for possible losses                                 2.4       24.4          29.3         61.9
    Asset impairment charges                                      9.2       39.3          15.6         69.9
    Reversal of litigation provision                              -        (13.1)          -          (13.1)
    Fair value adjustments for derivatives                        (.7)       1.9           3.0          2.3
                                                              -------   --------      --------    ---------
TOTAL OTHER COSTS AND EXPENSES                                  120.8      162.1         356.1        478.3
                                                              -------   --------      --------    ---------
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME
      TAXES AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE           24.0      (11.5)         86.7         42.2

INCOME TAXES (BENEFIT)                                            4.9       (4.2)         28.3         22.6
                                                              -------   --------      --------    ---------
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE
     CUMULATIVE EFFECT OF ACCOUNTING CHANGE                      19.1       (7.3)         58.4         19.6

DISCONTINUED OPERATIONS
   Operating results, net of taxes                                -          -             -            1.5
   Gain on sale of portion of segment, net of taxes               -          -             6.2        163.9
                                                              -------   --------      --------    ---------
TOTAL DISCONTINUED OPERATIONS                                     -          -             6.2        165.4
                                                              -------   --------      --------    ---------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT
     OF ACCOUNTING CHANGE                                        19.1       (7.3)         64.6        185.0

CUMULATIVE EFFECT OF ACCOUNTING CHANGE                            -          -           (34.9)         -
                                                              -------   --------      --------    ---------
NET INCOME (LOSS)                                             $  19.1   $   (7.3)     $   29.7    $   185.0
                                                              =======   ========      ========    =========


                        GATX CORPORATION AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                      (IN MILLIONS, EXCEPT PER SHARE DATA)
                                   (CONTINUED)



                                                       THREE MONTHS ENDED          NINE MONTHS ENDED
                                                          SEPTEMBER 30               SEPTEMBER 30
                                                     ----------------------      ---------------------
                                                       2002          2001         2002         2001
                                                     ---------     --------      --------     --------
PER SHARE DATA
   Basic:
      Income (loss) from continuing operations       $     .39     $   (.15)     $   1.20     $    .41
      Income from discontinued operations                   -            -            .12         3.41
                                                     ---------     --------      --------     --------
                                                           .39         (.15)         1.32         3.82

     Cumulative effect of accounting change                 -            -           (.71)          -
                                                     ---------     --------      --------     --------
            Total                                    $     .39     $   (.15)     $    .61     $   3.82
                                                     =========     ========      ========     ========


Average number of common shares (in thousands)          48,927       48,615        48,857       48,455


  Diluted:
      Income (loss) from continuing operations       $     .39     $   (.15)     $   1.20     $    .40
      Income from discontinued operations                   -            -            .12         3.35
                                                     ---------     --------      --------     --------
                                                           .39         (.15)         1.32         3.75

     Cumulative effect of accounting change                 -            -           (.71)          -
                                                     ---------     --------      --------     --------
            Total                                    $     .39     $   (.15)     $    .61     $   3.75
                                                     =========     ========      ========     ========

Average number of common shares and common share        49,127       48,615        49,172       49,317
   equivalents (in thousands)

Dividends declared per common share                   $    .32     $    .31      $    .96     $    .93



Page 9
                        GATX CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                  (IN MILLIONS)



                                                         SEPTEMBER 30         DECEMBER 31
                                                             2002                2001
                                                      ------------------   -----------------
ASSETS

CASH AND CASH EQUIVALENTS
                                                          $    248.3          $    222.9
RESTRICTED CASH                                                130.1               124.4

RECEIVABLES
    Rent and other receivables                                 143.6               144.2
    Finance leases                                             729.5               868.3
    Secured loans                                              461.7               557.4
    Less - allowance for possible losses                       (87.3)              (94.2)
                                                          ----------          ----------
                                                             1,247.5             1,475.7

OPERATING LEASE ASSETS, FACILITIES AND OTHER
     Railcars and service facilities                         2,883.7             2,958.2
     Operating lease investments and other                   2,144.9             1,794.0
     Less - allowance for depreciation                      (2,042.3)           (2,028.3)
                                                          ----------          ----------
                                                             2,986.3             2,723.9
Progress payments for aircraft and other equipment             182.2               281.1
                                                          ----------          ----------
                                                             3,168.5             3,005.0

INVESTMENTS IN AFFILIATED COMPANIES                            918.6               953.0
INCOME TAXES RECEIVABLE                                         98.5                34.1
GOODWILL, NET OF ACCUMULATED AMORTIZATION                       38.9                63.3
OTHER ASSETS                                                   443.3               265.4
                                                          ----------          ----------

                                                          $  6,293.7          $  6,143.8
                                                          ==========          ==========

LIABILITIES, DEFERRED ITEMS AND SHAREHOLDERS'
   EQUITY

ACCOUNTS PAYABLE
                                                          $    291.2          $    293.6
ACCRUED EXPENSES                                                65.6                70.9

DEBT
   Short-term                                                   41.0               328.5
   Long-term:
      Recourse                                               3,400.9             2,897.3
      Nonrecourse                                              604.2               728.2
   Capital lease obligations                                   142.5               163.0
                                                          ----------          ----------
                                                             4,188.6             4,117.0

DEFERRED INCOME TAXES                                          577.8               464.5
OTHER DEFERRED ITEMS                                           314.8               316.0
                                                          ----------          ----------

   TOTAL LIABILITIES AND DEFERRED ITEMS                      5,438.0             5,262.0

TOTAL SHAREHOLDERS' EQUITY                                     855.7               881.8

                                                          ----------          ----------
                                                          $  6,293.7          $  6,143.8
                                                          ==========          ==========

Page 10
                        GATX CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
                                  (IN MILLIONS)



                                                              THREE MONTHS ENDED       NINE MONTHS ENDED
                                                                  SEPTEMBER 30            SEPTEMBER 30
                                                             --------------------    ----------------------
                                                               2002        2001        2002          2001
                                                             --------    --------    --------      --------
OPERATING ACTIVITIES
Income (Loss) from continuing operations                     $   19.1    $   (7.3)   $   23.5      $   19.6

Adjustments to reconcile income (loss) from continuing
  operations to net cash provided by continuing
operations:
      Realized gains on remarketing of leased equipment          (3.9)      (17.7)      (31.3)        (67.2)
      Gain on sales of securities                                (2.3)       (7.5)       (3.4)        (35.1)
      Depreciation and amortization                              91.0       102.9       276.0         315.0
      Provision for possible losses                               2.4        24.4        29.3          61.9
      Asset impairment charges                                    9.2        39.3        15.6          69.9
      Deferred income taxes                                      69.2         3.5       107.3         113.5
      Gain on extinguishment of debt                             (1.4)          -       (15.9)            -
      Cumulative effect of accounting change                        -           -        34.9             -
      Reversal of litigation provision                              -       (13.1)          -         (13.1)
      Payments related to litigation settlement                     -       (44.6)          -        (141.0)
      Other, including changes in net working capital          (121.6)      (38.9)     (206.2)        (86.8)
                                                             --------    --------    --------      --------
    NET CASH PROVIDED BY CONTINUING OPERATIONS                   61.7        41.0       229.8         236.7

INVESTING ACTIVITIES
Additions to equipment on lease, net of nonrecourse
financing for leveraged leases, operating lease assets and     (148.7)     (228.5)     (662.3)       (732.1)
facilities
Secured loans extended                                          (35.6)      (50.3)      (90.9)       (253.7)
Investments in affiliated companies                              (4.4)      (42.0)      (31.0)       (197.2)
Progress payments                                               (25.8)     (100.8)      (84.7)       (183.3)
Other investments                                                (1.9)        (.2)      (18.5)       (112.6)
                                                             --------    --------    --------      --------
Portfolio investments and capital additions                    (216.4)     (421.8)     (887.4)     (1,478.9)
Portfolio proceeds                                              242.3       254.2       722.9         780.0
Proceeds from other asset sales                                   7.2         6.3        12.0         202.7
                                                             --------    --------    --------      --------
    NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES OF
      CONTINUING OPERATIONS                                      33.1      (161.3)     (152.5)       (496.2)

FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt                    144.4        90.8     1,304.7         481.9
Repayment of long-term debt                                    (319.3)     (135.9)     (990.7)       (787.8)
Net (decrease) increase in short-term debt                        (.8)       89.8      (287.5)       (282.5)
Net decrease in capital lease obligations                        (5.6)       (4.8)      (20.5)        (16.1)
Issuance of common stock and other                                 .1         3.5         4.4          17.6
Cash dividends                                                  (15.7)      (15.0)      (46.9)        (45.1)
                                                             --------    --------    --------      --------
    NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES OF
      CONTINUING OPERATIONS                                    (196.9)       28.4       (36.5)       (632.0)

NET TRANSFERS TO DISCONTINUED OPERATIONS                          (.8)      (21.7)      (12.9)        (29.3)
                                                             --------    --------    --------      --------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS FROM
      CONTINUING OPERATIONS                                    (102.9)     (113.6)       27.9        (920.8)
PROCEEDS FROM SALE OF A PORTION OF SEGMENT                          -        40.9         3.2       1,185.0
TAXES PAID ON GAIN FROM SALE OF SEGMENT                             -           -           -        (148.2)
NET DECREASE IN CASH AND CASH EQUIVALENTS FROM
      DISCONTINUED OPERATIONS                                       -           -           -         (12.6)
                                                             --------    --------    --------      --------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS         $ (102.9)   $  (72.7)   $   31.1      $  103.4
                                                             ========    ========    ========      ========

                        GATX CORPORATION AND SUBSIDIARIES
                            SEGMENT DATA (UNAUDITED)
                      THREE MONTHS ENDED SEPTEMBER 30, 2002
                                  (IN MILLIONS)


                                             GATX    FINANCIAL     CORPORATE  DISCONTINUED     GATX
                                             RAIL     SERVICES     AND OTHER   OPERATIONS   CONSOLIDATED
                                          ---------  ----------   ----------- ------------- ------------
Revenues
  Lease Income                             $146.6      $102.8       $    -      $    -        $249.4
  Marine Operating Income                       -        29.0            -           -          29.0
  Interest Income                               -        15.4            -           -          15.4
  Asset Remarketing Income                     .4        10.2            -           -          10.6
  Gain on Sale of Securities                    -         2.3            -           -           2.3
  Fees                                          -         2.5            -           -           2.5
  Other                                      14.6         0.0          (.3)          -          14.3
                                           ------      ------       ------      ------        ------
Total Revenues                              161.6       162.2          (.3)          -         323.5
Gain on Extinguishment of Debt                  -         1.3           .1           -           1.4
Share of Affiliates' Earnings                 2.7        15.2            -           -          17.9
                                           ------      ------       ------      ------        ------
Total Gross Income                          164.3       178.7          (.2)          -         342.8

Depreciation and Amortization                28.9        62.4          (.3)          -          91.0
Interest Expense, net                        14.9        37.5          7.0           -          59.4
Operating Lease Expense                      42.7         4.8           .1           -          47.6
                                           ------      ------       ------      ------        ------
Total Ownership Costs                        86.5       104.7          6.8           -         198.0

Operating Expenses                           41.0        21.5            -           -          62.5
SG&A                                         17.3        25.5          4.6           -          47.4
Provision for Possible Losses                  .3         2.1            -           -           2.4
Asset Impairment Charges                        -         9.2            -           -           9.2
Other Expenses                                 .5        (1.2)           -           -           (.7)
                                           ------      ------       ------      ------        ------
Total Other Costs and Expenses               59.1        57.1          4.6           -         120.8

Income (Loss) from Continuing Operations
  before Income Taxes                        18.7        16.9        (11.6)          -          24.0
Income Tax Expense (Benefit)                  4.0         4.7         (3.8)          -           4.9
                                           ------      ------       ------      ------        ------
Income (Loss) from Continuing Operations     14.7        12.2         (7.8)          -          19.1

Discontinued Operations
  Operating results, net of taxes               -           -            -           -             -
  Gain on Sale, net                             -           -            -           -             -
                                           ------      ------       ------      ------        ------
Total Discontinued Operations                   -           -            -           -             -
                                           ------      ------       ------      ------        ------
Net Income (Loss)                          $ 14.7      $ 12.2       $ (7.8)     $    -        $ 19.1
                                           ======      ======       ======      ======        ======

s

                        GATX CORPORATION AND SUBSIDIARIES
                            SEGMENT DATA (UNAUDITED)
                      THREE MONTHS ENDED SEPTEMBER 30, 2001
                                  (IN MILLIONS)



                                            GATX          FINANCIAL        CORPORATE      DISCONTINUED        GATX
                                            RAIL           SERVICES        AND OTHER       OPERATIONS      CONSOLIDATED
                                          ----------     ------------     ------------   -------------    ---------------
Revenues
  Lease Income                             $ 156.1         $ 122.1             $  -           $   -          $ 278.2
  Marine Shipping Revenue                        -            25.2                -               -             25.2
  Interest Income                                -            18.0                -               -             18.0
  Asset Remarketing Income                      .7            19.8                -               -             20.5
  Gain on Sale of Securities                     -             7.5                -               -              7.5
  Fees                                           -             4.2                -               -              4.2
  Other                                        8.2             (.1)             2.2               -             10.3
                                           -------         -------          -------         -------          -------
Total Revenues                               165.0           196.7              2.2               -            363.9
Share of Affiliates' Earnings                   .6             4.3                -               -              4.9
                                           -------         -------          -------         -------          -------
Total Gross Income                           165.6           201.0              2.2               -            368.8
Depreciation and Amortization                 29.9            73.2              (.2)              -            102.9
Interest Expense, net                         15.1            43.4              5.0               -             63.5
Operating Lease Expense                       42.5             6.6              2.7               -             51.8
                                           -------         -------          -------         -------          -------
Total Ownership Costs                         87.5           123.2              7.5               -            218.2


Operating Expenses                            35.5            19.2              (.2)              -             54.5

SG&A                                          21.2            28.5              5.4               -             55.1

Provision for Possible Losses                   .2            24.2                -               -             24.4

Asset Impairment Charges                         -            39.3                -               -             39.3
Other Expenses                                  .1           (11.3)               -               -            (11.2)

                                           -------         -------          -------         -------          -------
Total Other Costs and Expenses                57.0            99.9              5.2               -            162.1
Income (Loss) from Continuing Operations
  before Income Taxes                         21.1           (22.1)           (10.5)              -            (11.5)
Income Tax Expense (Benefit)                   8.0            (8.8)            (3.4)              -             (4.2)
                                           -------         -------          -------         -------          -------
Income (Loss) from Continuing Operations      13.1           (13.3)            (7.1)              -             (7.3)


Discontinued Operations
  Operating results, net of taxes                -               -                -               -                -
  Gain on Sale, net                              -               -                -               -                -
                                           -------         -------          -------         -------          -------
Total Discontinued Operations                    -               -                -               -                -
                                           -------         -------          -------         -------          -------
Net Income (Loss)                          $  13.1         $ (13.3)         $  (7.1)        $     -          $  (7.3)
                                           =======         =======          =======         =======          =======

                        GATX CORPORATION AND SUBSIDIARIES
                            SEGMENT DATA (UNAUDITED)
                      NINE MONTHS ENDED SEPTEMBER 30, 2002
                                  (IN MILLIONS)



                                                                    GATX       FINANCIAL   CORPORATE   DISCONTINUED     GATX
                                                                    RAIL       SERVICES    AND OTHER    OPERATIONS   CONSOLIDATED
                                                                    ----       --------    ---------    ----------   ------------
Revenues
  Lease Income                                                     $  458.5      $  307.4      $  -         $ -       $    765.9
  Marine Operating Income                                               -            53.7         -           -             53.7
  Interest Income                                                       -            44.0         -           -             44.0
  Asset Remarketing Income                                              4.3          36.1         -           -             40.4
  Gain on Sale of Securities                                            -             3.4         -           -              3.4
  Fees                                                                  -            10.4         -           -             10.4
  Other                                                                35.1           5.9        (1.0)        -             40.0
                                                                   --------      --------     --------  ---------     ----------
Total Revenues                                                        497.9         460.9        (1.0)        -            957.8
Gain on Extinguishment of Debt                                          -            15.8          .1         -             15.9
Share of Affiliates' Earnings                                           8.7          49.0         -           -             57.7
                                                                   --------      --------     --------  ---------     ----------
Total Gross Income                                                    506.6         525.7         (.9)        -          1,031.4

Depreciation and Amortization                                          86.8         188.9          .3         -            276.0
Interest Expense, net                                                  47.8         109.7        15.1         -            172.6
Operating Lease Expense                                               129.2          10.5          .3         -            140.0
                                                                   --------      --------     --------  ---------     ----------
Total Ownership Costs                                                 263.8         309.1        15.7         -            588.6

Operating Expenses                                                    122.2          45.0         -           -            167.2
SG&A                                                                   54.2          72.3        14.5         -            141.0
Provision for Possible Losses                                            .9          28.4         -           -             29.3
Asset Impairment Charges                                                -            15.6         -           -             15.6
Other Expenses                                                           .3           2.7         -           -              3.0
                                                                   --------      --------     --------  ---------     ----------
Total Other Costs and Expenses                                        177.6         164.0        14.5         -            356.1

Income (Loss) from Continuing Operations before Income
  Taxes and Cumulative Effect of Accounting Change                     65.2          52.6       (31.1)        -             86.7
Income Tax Expense (Benefit)                                           20.3          18.3       (10.3)        -             28.3
                                                                   --------      --------     --------  ---------     ----------
Income (Loss) from Continuing Operations before
  Cumulative Effect of Accounting Change                               44.9          34.3       (20.8)        -             58.4

Discontinued Operations
  Operating results, net of taxes                                       -             -           -           -              -
  Gain on Sale, net                                                     -             -           -           6.2            6.2
                                                                   --------      --------     --------  ---------     ----------
Total Discontinued Operations                                           -             -           -           6.2            6.2
                                                                   --------      --------     --------  ---------     ----------

Income (Loss) before Cumulative Effect of
  Accounting Change                                                    44.9          34.3       (20.8)        6.2           64.6

Cumulative Effect of Accounting Change                                (34.9)          -           -           -            (34.9)
                                                                   --------      --------     --------  ---------     ----------
Net Income (Loss)                                                  $   10.0      $   34.3     $ (20.8)     $  6.2     $     29.7
                                                                   ========      ========     ========  =========     ==========

                        GATX CORPORATION AND SUBSIDIARIES
                            SEGMENT DATA (UNAUDITED)
                      NINE MONTHS ENDED SEPTEMBER 30, 2001
                                  (IN MILLIONS)




                                                               GATX      FINANCIAL     CORPORATE    DISCONTINUED        GATX
                                                               RAIL      SERVICES      AND OTHER     OPERATIONS     CONSOLIDATED
                                                               ----      --------      ---------     ----------     ------------
Revenues
  Lease Income                                              $  468.2      $  399.3     $     -         $    -        $    867.5
  Marine Shipping Revenue                                        -            53.3           -              -              53.3
  Interest Income                                                -            55.4           -              -              55.4
  Asset Remarketing Income                                       2.4          82.8           -              -              85.2
  Gain on Sale of Securities                                     -            35.1           -              -              35.1
  Fees                                                           -            12.7           -              -              12.7
  Other                                                         28.2           2.3           2.8            -              33.3
                                                            --------      --------     ---------       --------      ----------
Total Revenues                                                 498.8         640.9           2.8            -           1,142.5
Share of Affiliates' Earnings                                    5.1          28.9           -              -              34.0
                                                            --------      --------     ---------       --------      ----------
Total Gross Income                                             503.9         669.8           2.8            -           1,176.5

Depreciation and Amortization                                   87.4         226.5           1.1            -             315.0
Interest Expense, net                                           51.4         143.3          (2.2)           -             192.5
Operating Lease Expense                                        121.9          22.3           4.3            -             148.5
                                                            --------      --------     ---------       --------      ----------
Total Ownership Costs                                          260.7         392.1           3.2            -             656.0

Operating Expenses                                             138.4          40.2           -              -             178.6
SG&A                                                            66.0          99.6          13.1            -             178.7
Provision for Possible Losses                                     .5          61.4           -              -              61.9
Asset Impairment Charges                                         -            69.9           -              -              69.9
Other Expenses                                                    .6         (11.4)          -              -             (10.8)
                                                            --------      --------     ---------       --------      ----------
Total Other Costs and Expenses                                 205.5         259.7          13.1            -             478.3

Income (Loss) from Continuing Operations
  before Income Taxes                                           37.7          18.0         (13.5)           -              42.2
Income Tax Expense (Benefit)                                    15.7           7.1           (.2)           -              22.6
                                                            --------      --------     ---------       --------      ----------
Income (Loss) from Continuing Operations                        22.0          10.9         (13.3)           -              19.6

Discontinued Operations
  Operating results, net of taxes                                -             -             -              1.5             1.5
  Gain on Sale, net                                              -             -             -            163.9           163.9
                                                            --------      --------     ---------       --------      ----------
Total Discontinued Operations                                    -             -             -            165.4           165.4

                                                            --------      --------     ---------       --------      ----------
Net Income (Loss)                                           $   22.0      $   10.9     $   (13.3)      $  165.4      $    185.0
                                                            ========      ========     =========       ========      ==========

Page 15
                        GATX CORPORATION AND SUBSIDIARIES
                                CREDIT STATISTICS
                       (IN MILLIONS, EXCEPT RAILCAR DATA)

                                                    3Q02         12/31/01      3Q01
                                                 ----------     ----------  ----------
Total Assets, Excluding Cash (a)                 $  7,449.4     $  7,403.2  $  7,441.0
Reservable Assets                                   1,334.8        1,569.9     1,711.4
Financial Services Investments                      2,863.4        2,839.7     3,195.5

Allowance for Losses                                   87.3           94.2       111.0
Allowance for Losses as a Percentage
    of Reservable Assets                                6.5%           6.0%        6.5%

Net Charge-Offs and Asset Impairments
    and Write-Downs                                    18.4                       64.0
Net Charge-Offs/Impairments/Write-Downs
    as a Percentage of Average Total Assets             1.0%                       3.4%

Non-performing Investments                             93.3           96.4       106.7
Non-performing Investments as a Percentage
    of Financial Services Investments                   3.3%           3.4%        3.3%

CAPITAL STRUCTURE
Short-term Debt, Net of Unrestricted Cash            (207.3)         105.6         4.4
Long-term Debt:
   On Balance Sheet
   Recourse                                         3,400.9        2,897.3     2,969.8
   Non-recourse                                       604.2          728.2       585.4

   Off Balance Sheet
   Recourse                                         1,132.3        1,183.2     1,191.2
   Non-recourse                                       401.8          423.5       419.9

   Capital Lease Obligations                          142.5          163.0       148.1

Total Debt Obligations                              5,474.4        5,500.8     5,318.8
Total Recourse Debt                                 4,468.4        4,349.1     4,313.5
Shareholders' Equity and Allowance for Losses         943.0          976.0     1,026.8


Recourse Leverage                                       4.7            4.5         4.2


ASSET REMARKETING INCOME
   Disposition gains on owned assets                    3.9                       17.8
   Residual sharing fees                                6.7                        2.7
                                                 ----------                 ----------
                                                       10.6                       20.5
PORTFOLIO PRE-TAX SPREAD (Capital Only)
   Lease Income                                       102.8                      122.1
   Interest Income                                     15.4                       18.0
   Share of Affiliates' Earnings                       15.2                        4.8
   Interest Expense                                   (35.5)                     (41.4)
   Operating Lease Expense and Depreciation           (61.9)                     (72.9)
                                                 ----------                 ----------
Total Portfolio Pre-tax Spread                         36.0                       30.6
Total Portfolio Pre-tax Spread as a Percentage
    of Financial Services' Investments                  5.0%                       3.8%

RAILCAR DATA
North American Fleet Utilization                         91%                        92%
Beginning Fleet Size                                110,998                    109,030
   Additions                                            290                      1,305
   Scrappings                                        (2,409)                      (642)
                                                 ----------                 ----------
Ending Fleet Size                                   108,879                    109,693



(a) Includes Off-Balance Sheet Assets

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                                     GATX CORPORATION
                                            -----------------------------------
                                                       (Registrant)

                                                     /s/ Brian Kenney
                                            -----------------------------------
                                                     Brian A. Kenney
                                                Senior Vice President and
                                                 Chief Financial Officer
                                                (Duly Authorized Officer)



Date:  October 24, 2002